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                                                              Exhibit 11

                     ENGINEERED SUPPORT SYSTEMS, INC.
             STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                    Three Months Ended
                                                        January 31
                                               ----------------------------
                                                  1999              1998
                                               ----------        ----------
NET INCOME                                     $1,388,403        $  919,161
                                               ==========        ==========

BASIC EARNINGS PER SHARE

  Average basic shares outstanding              4,852,342         4,762,133
                                               ==========        ==========

                                                     $.29              $.19
                                               ==========        ==========

DILUTED EARNINGS PER SHARE

  Average basic shares outstanding              4,852,342         4,762,133

  Net effect of dilutive stock options<F1>        179,997           205,233
                                               ----------        ----------
                                                5,032,339         4,967,366
                                               ==========        ==========

                                                     $.28              $.19
                                               ==========        ==========

<F1> Based on the treasury stock method.
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Note:  On June 26, 1998, the Company effected a 3-for-2 stock split in the form of a 50% stock dividend. All share and per share amounts included on this schedule reflect this stock split.

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